Exhibit 10.1

EXECUTION COPY

SHARE PURCHASE AGREEMENT

by and between

MARK BYRNE

and

FLAGSTONE LEASING SERVICES LIMITED

As of August 22, 2007

(continued)

APPENDIX      —    Defined Terms

LIST OF EXHIBITS

Exhibit A- Aircraft Description

LIST OF SCHEDULES

Schedule 1.2A - IKAL Debt Description
Schedule 1.2B - 7/31/07- Closing Balance Sheet

SHARE PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of August 22, 2007, is made and entered into by and between Mark Byrne (the “Seller”) and Flagstone Leasing Services Limited, a Bermuda exempted company (the “Purchaser”). The Seller and the Purchaser are sometimes individually referred to herein as a “Party” and collectively as the “Parties.” Flagstone Reinsurance Holdings Ltd. has joined in this Agreement for the sole purpose of acknowledging its obligation to provide the Guarantee required by Section 9.1 below.

W I T N E S S E T H:

WHEREAS, Seller owns (100%) of the outstanding capital stock of IAL King Air Limited, a British Virgin Islands Business Company (“IKAL”);

WHEREAS, the Purchaser desires to purchase all of the outstanding capital stock of IKAL (the “Subject Shares”), and Seller desires to sell the Subject Shares to the Purchaser pursuant to this Agreement (the “IKAL Purchase Transaction”);

WHEREAS, the assets of IKAL include a certain Raytheon Aircraft Company Beechcraft King Air 200 aircraft, manufacturer’s serial number BB 1202, Registration number N5NV, as in accordance with the IAL King Air Trust agreement dated March 28, 2005 ( “Trust”) and as more particularly described in the attached Exhibit A (the “Aircraft”), and other assets referenced in the Balance Sheet referred to in Article 1.2;

WHEREAS, the liabilities of IKAL include a certain loan from Bank of America, secured by the airplane, and trade payables, and also sundry debt which sundry debt is being forgiven at closing of this transaction; and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which the Parties desire to make certain representations, warranties, undertakings, covenants and agreements in order to facilitate, among other things: (i) an effective and smooth IKAL Purchase Transaction; and (ii) the release of Seller from Seller’s Guarantee of certain debt.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1  Purchase and Sale of the Subject Shares.  Upon and subject to the terms, agreements, warranties, representations and conditions hereof, Seller agrees to sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser agrees to purchase, accept from Seller, on the Closing Date, the Subject Shares for the Share Purchase Price.

Section 1.2  Share Purchase Price.  The Purchase Price for the Subject Shares shall be the Market Value of the Aircraft as of 1 August 2007, determined in accordance with paragraph 1.3 below, plus the cash, prepaid expenses and receivables held by IKAL, less the debt and accrued interest thereon of IKAL as set forth and described in Schedule 1.2A (the “IKAL Debt”), payable in the form of cash or readily available funds. Schedule 1.2B shows a calculation of the share purchase price as “Total Shareholders Equity” in accordance with a Balance Sheet as of 7/31/07 (the “Share Purchase Price”).

Section 1.3  Determination of Market Value.  Purchaser and Seller shall each have the Aircraft appraised by a competent appraiser, each at its own expense, if any. Purchaser and Seller hereby agree that the Market Value as of 1 August 2007 shall be the mean of these two appraisals. Purchaser and Seller understand, acknowledge and agree that Seller intends to use Aradian Aviation Ltd., Guernsey, Channel Islands, UK, as its appraiser, and that Purchaser intends to use Aviation Management Consulting, Inc., of Rockford, IL, as its appraiser.

Section 1.4  Instruments of Transfer Payment of Purchase Price.

(a) At least three Business Days prior to the Closing Date, Seller shall deliver to the Purchaser written wire transfer instructions designating the accounts to which the Share Purchase Price shall be paid by the Purchaser at the Closing.

(b) At the Closing, Seller shall deliver, or shall cause to be delivered, to the Purchaser one or more certificates representing all of the Subject Shares, accompanied by stock transfer forms duly executed in favor of the Purchaser or the Purchaser’s affiliate, as the case may be, in proper form for transfer.

(c) At the Closing, the Purchaser shall deliver, or shall cause to be delivered, to Seller the Share Purchase Price.

(d) At the Closing, IKAL shall procure that the Purchaser will be entered on the Register of Members of IKAL.

ARTICLE II

GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to the Purchaser that, as of the date of this Agreement:

Section 2.1  Authorization.  Subject to the terms and conditions of the IKAL Debt, Seller has the right, power and capacity to execute and deliver this Agreement and to perform Seller’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 2.2  No Brokers.  Neither the Seller, nor any affiliate of any of the Seller, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated by this Agreement.

Section 2.3  Legal Proceedings.  There are no suits, actions, claims, arbitrations, mediations, proceedings or investigations pending or, to the Knowledge of Seller, threatened against, relating to or involving IKAL with respect to any matters, before any Governmental Entity. IKAL is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel.

Section 2.4  Corporate Records.  Seller has heretofore made available to the Purchaser true, correct and complete copies of the charter documents for IKAL and the corporate record books with respect to actions taken by their respective shareholders and directors.

Section 2.5  Financial Statements.  IKAL has delivered (or caused to be delivered) to the Purchaser, the Financial Statements listed on Schedule 1.2B. The Financial Statements have been prepared from, and are in accordance with, the books and records of IKAL, which books and records are maintained in accordance with U.S. GAAP consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practices of IKAL. Each of the Financial Statements fairly presents the financial information therein. Except as reflected in the Financial Statements or the notes thereto, IKAL is not subject to any material obligations or liabilities including any and all obligation to Seller, Longtail Aviation, Ltd, or IAL leasing Limited, whether material or not, which are hereby forgiven and extinguished. The IKAL Debt is as stated on Schedule 1.2A.

Section 2.6  Tax Returns.  All material Tax Returns of IKAL due to have been filed through the date hereof in accordance with any Applicable Law have been duly filed and are correct and complete in all material respects;

Section 2.7  Aircraft Condition.  The Aircraft is in good condition and working order and has been regularly and properly maintained.

Section 2.8  Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under: (i) any term or provision of the charter documents of the Purchaser; (ii) other than the IKAL Debt, any contract to which the Purchaser is a party; (iii) any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound; or (iv) any applicable law

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to Seller that, as of the date of this Agreement:

Section 3.1  Organization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

Section 3.2  Authorization.  The Purchaser has the right, power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations under this Agreement and the consummation of the transactions provided for in this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 3.3  No Brokers.  Neither the Purchaser, nor any affiliate of the Purchaser, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated by this Agreement.

Section 3.4  Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under: (i) any term or provision of the charter documents of the Purchaser; (ii) any contract to which the Purchaser is a party; (iii) any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound; or (iv) any applicable law.

Section 3.5  Receipt of Schedules.  The Purchaser acknowledges receipt of copies of the Schedules included in Article II.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1  Conditions to Each Party’s Obligations.  The respective obligations of each Party to effect the transactions contemplated by this Agreement and the agreements contemplated herein, will be subject to the fulfillment at or prior to the Closing of each of the following conditions (it being understood that the performance obligations of a Party hereunder shall not be subject to the satisfaction of conditions which are its obligation to satisfy):

(a) Seller’ Representations and Warranties. The representations and warranties of the Seller set forth in Article II (including all schedules and exhibits attached hereto) shall be true and correct in all material respects as of the date of this Agreement as though made on and as of the date of this Agreement;

(b) Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser set forth in Article III shall be true and correct in all material respects as of the date of this Agreement as though made on and as of the date of this Agreement;

(c) Performance of Obligations. The Seller and the Purchaser shall have performed in all respects all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date including receipt of an approval of the lender on the IKAL Debt and the purchase of the Insurance referenced in Article VIII;

(d) No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any change or development likely to result in a Material Adverse Effect;

ARTICLE V

CLOSING

Section 5.1  Closing and Closing Date.  The “Closing” shall occur on the second Business Day after the day on which the last condition in Article IV has been satisfied, or such later date as shall be agreed in writing by the Parties. At the Closing, each of the Parties shall take all such actions and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all Closing covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date. The “Closing Date” will be the date upon which the Closing occurs.

ARTICLE VI

TERMINATION

Section 6.1  Termination.  This Agreement may be terminated at any time at or prior to the Closing (the “Termination Date”):

(a) on or prior to the Closing Date, in writing by mutual consent of the Parties;

(b) on or prior to the Closing Date, by written notice from the Seller to the Purchaser, if the Purchaser (i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach is not cured within five (5) days after the Seller or any one of them has notified the Purchaser in writing of its intent to terminate this Agreement pursuant to this subparagraph (b);

(c) by written notice from the Purchaser to the Seller, or any one of them, if any one of the Seller (i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach is not cured within five (5) days after the Purchaser has notified the Seller, or any one of them, in writing of its intent to terminate this Agreement pursuant to this subparagraph (c); or

(d) if the Closing shall not have occurred by September 30, 2007, by written notice from either Party to the other at any time after September 30, 2007.

Section 6.2  Effect of Termination.  In the event of termination of this Agreement pursuant to this Section 6.2, except for such obligations expressly stated herein to survive termination of this Agreement, this Agreement will forthwith become void and there will be no liability on the part of any Party or its respective affiliates, or the officers, directors or stockholders of such Party or its affiliates. Notwithstanding the foregoing, nothing contained in this Agreement will relieve any Party from liability for any breach of this Agreement.

ARTICLE VII

INDEMNIFICATION

Section 7.1  Indemnification Obligations of Seller.  Provided Purchaser provides notice to Seller within one year of the date hereof , with the exception of Article 2.1 which shall be for an indefinite time, with a statement of the facts and reasonable information relating to any indemnity claim herunder, Seller shall indemnify, defend, protect and hold harmless the Purchaser and the Purchaser’s affiliates and each of their respective officers, directors, employees, agents and representatives (collectively, the “Purchaser Indemnified Parties”) from, against and in respect of any and all claims and losses (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) up to an amount equal to the Share Purchase Price which are associated with, incident to, arise out of, are related to or are connected with:

(a) any breach or inaccuracy of any representation or warranty made by Seller in this Agreement;

(b) any breach of any covenant, agreement or undertaking made by any of the Seller in this Agreement;

(c) any and all claims, losses and expenses of any nature, arising out of, resulting from, related to or in connection with any breaches by Seller of any of Seller’s obligations under this Agreement;

(d) any and all claims, losses and expenses of any nature, arising out of, resulting from, related to or in connection with the ownership and/or operation of the Aircraft by Seller on or before the Closing Date.

Section 7.2  Indemnification Obligations of the Purchaser.  Provided Seller provides notice to Purchaser within one year of the date hereof , with the exception of Article 2.1 which shall be for an indefinite time, with a statement of the facts and reasonable information relating to any indemnity claim herunder, the Purchaser will release, indemnify, defend, protect and hold Seller harmless from, against and in respect of any and all claims and losses whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) which are associated with, incident to, arise out of, are related to or are connected with:

(a) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement;

(b) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement and/or;

(c) any costs and expenses, including reasonable fees and expenses of counsel and other advisors, associated with defending against such claims and losses and of enforcing the indemnification rights under this Section 7.2 with respect to such claims and losses.

The obligations under this Article VII shall survive the Termination Date.

ARTICLE VIII

INSURANCE

Section 8.1  Insurance.  For a period of not less than one year following the Closing Date, Purchaser shall cause to be kept in force and effect policies of liability insurance in an amount not less than $10,000,000 naming Seller as an additional insured and containing the following provisions:

(a) Severability of interests clause;

(b) Breach of Warranty clause;

(c) Waiver of subrogation against the Seller with respect to any and all policies of insurance maintained by IKAL, whether pursuant to this Agreement or otherwise;

(d) Thirty days prior notice to Seller of the cancellation or modification of any and all policies of insurance required to be maintained by Purchaser or IKAL pursuant to this Agreement;

(e) The insurance required by this Section shall be primary, without right of contribution by any other valid and collectible insurance available to Seller;

(f) The Seller shall have the same protection under such policy or policies of insurance as would have been available to him had the policy been issued individually to him, except that this fact shall not in any event increase the Insurer’s total liability beyond the limits set forth in the policy;

(g) In respect of the interest of the Seller, the insurance afforded by the insurance required pursuant to this Section shall not be invalidated by any action or inaction of the Purchaser and shall insure the Seller’s interest, as it may appear, regardless of any warranties, declarations or conditions contained in any such policies of insurance or any breach thereof;

(h) Waiver of the insurer’s rights to any set-off or counter claim or any other deduction, whether by attachment or otherwise, in respect to any liability to the Seller;

ARTICLE IX

COVENANTS OF PURCHASER

Section 9.1  Covenants of Purchaser.  Purchaser Covenants and Agrees that prior to Closing that:

(a) with respect to the IKAL Debt, Purchaser shall undertake to procure and shall procure the Guaranty of said IKAL Debt by Flagstone Reinsurance Holdings Ltd., or such other Guarantor as may be acceptable to the holder of the IKAL Debt;

(b) it shall undertake to cause and shall cause Seller to be fully and finally released from Seller’s Guaranty of the IKAL Debt.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1  Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by a reputable overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

To the Purchaser:	FLAGSTONE LEASING SERVICES LIMITED Crawford House 23 Church Street Suite 224 Hamilton HM 11 Bermuda Attn: General Counsel Telecopy No.: +1 (441) 295-4927
To the Seller:	MARK BYRNE 23 Church Street Suite 224 Hamilton HM 11Bermuda Telecopy No.: +1 (441) 296-9880

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery if delivered in person, (b) on the first (1st) Business Day after delivery to a reputable overnight courier service representative, (c) upon transmission by facsimile if receipt is confirmed or (d) on the fifth Business Day after it is mailed by registered or certified mail.

Section 10.2  Schedules and Exhibits.  The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

Section 10.3  Assignment; Successors in Interest.  Except as provided herein, no assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Parties to this Agreement; provided, that, Seller and the Purchaser may not assign their respective obligations under Article VII. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

Section 10.4  Number; Gender.  Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders.

Section 10.5  Captions.  The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and Exhibits, respectively, to this Agreement.

Section 10.6  Controlling Law; Amendment.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of Bermuda, without reference to its choice of law or conflicts of law rules. This Agreement may not be amended, modified or supplemented except by prior written agreement of the Parties.

Section 10.7  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of Law which renders any such provision prohibited or unenforceable in any respect.

Section 10.8  Enforcement of Certain Rights.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or Liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

Section 10.9  Waiver.  Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

Section 10.10  Expenses; Attorney’s Fees; Compensation.  (a) Unless otherwise specified herein, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisers, consultants and independent accountants) incurred in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including any related due diligence. Without limiting the generality of the foregoing, Seller shall bear the costs and expenses, including Bermuda Taxes, related to the transfer, assignment, conveyance and delivery of the Subject Shares to the Purchaser as contemplated herein.

(b) With the exception of the representations, warranties, agreements, covenants and indemnities given by the Parties under this Agreement and the Parties’ respective obligations and liabilities arising hereunder or under the agreements contemplated hereby, following the Closing Date, no claims for compensation shall exist between the Parties.

Section 10.11  Dispute Resolution Mechanism.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in Bermuda in accordance with the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in Bermuda court.

Section 10.12  Assignment.  After Closing, this Agreement and all the provisions, rights, interests and obligations hereunder may be assigned by the Purchaser at any time to any Affiliate of the Purchaser without the prior consent of any other Party to this Agreement; provided, that if such Affiliate ceases to be an Affiliate of the Purchaser, the provisions, rights, interests and obligations assigned to the Affiliate shall be automatically reassigned to the Purchaser; and provided, further, that, such assignment, alone, shall not give rise to liability for the Seller, nor shall the Seller have any greater liability than they would have had, but for the assignment.

Section 10.13  Entire Agreement.  This Agreement supercedes all prior agreements between the Parties and this Agreement embodies all of the agreements of the Parties with respect to the subject matter of this Agreement and supercedes all prior agreements between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges that it has not relied on any representation or warranty made by any of the other Parties other than the representations and warranties made herein; provided, that, the foregoing shall not apply to any information provided or withheld fraudulently.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

SELLER:	PURCHASER:
/s/ Mark Byrne	FLAGSTONE LEASING SERVICES LTD
Name: Mark Byrne	By:	/s/ David A. Brown
	Name:	David A. Brown
	Title:	Director

The undersigned Flagstone Reinsurance Holdings Ltd joins in this Agreement for the sole purpose of acknowledging and affirming that it agrees to provide and will provide the Guarantee contemplated by Section 9.1(a) of this Agreement.

GUARANTOR:

FLAGSTONE REINSURANCE HOLDINGS LTD.
By:	/s/ David A. Brown
Name:	David A. Brown
Title:	Director & CEO

APPENDIX

DEFINED TERMS
USAGE AND DEFINITIONS

All references to Articles and Sections are to those set forth in this Agreement, Reference to any document means such document as amended in writing from time to time and reference any Party includes any permitted successor-in-interest or assignee thereof. Unless expressly stated otherwise, the following definitions and any other terms defined internally in this Agreement, including the recitals hereto, shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

Unless expressly stated otherwise, the following terms used in this Agreement shall mean:

“Agreement” has the meaning given to it in the Preamble of this agreement.

“Applicable Law” or “Applicable Laws” means any Law, in so far as applicable to the Parties.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Bermuda.

“Closing” has the meaning given to in Article V.

“Closing Date” has the meaning given to it in Article V.

“Dollars” or “US$"- means United States dollars, the lawful currency of the United States of America,

“Encumbrances” means, except for Permitted Encumbrances, any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind whatsoever.

“Financial Statements” means the balance sheets and the statements of income and, to the extent applicable, cash flows of IAL King Air Holdings Ltd, listed on Schedule 1.2.

“Knowledge” with respect to any Party means all facts known Mark Byrne on the date hereof after due inquiry and diligence with respect to the matters at hand.

“Law” means any applicable international, foreign, federal, provincial, state or local (or other political subdivision) statute, law, ordinance, decree, judgment, arbitration award, rule or regulation of a Governmental Entity or self-regulatory body, in effect at the time that the Parties enter into this Agreement.

“Licenses” means all notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by a Governmental Entity, and applications therefor.

“Material Adverse Effect” means any state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that is or may be reasonably likely to be materially adverse to the Market Value of the Aircraft.

“Party” has the meaning given to it in the Preamble of this Agreement.

“Permitted Encumbrances” carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar encumbrances or liens arising in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and that are properly reserved against.

“Person” means any individual, corporation, company, limited liability company, partnership, entity, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchaser” means Flagstone Leasing Services Ltd.

“Subject Shares” has the meaning given to it in the Preamble of this Agreement.

“Tax Return” means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies or other charges by Governmental Entities (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, stamp, use, excise, gross receipts, value-added and all other taxes of any kind for which any Person may have any liability imposed by any Governmental. Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

“U.S.”, “US”, “U.S.A.”, “USA” or “United States” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the U.S.A.

“Seller” means Mark Byrne.

“IKAL Purchase Transaction” has the meaning given to it in the Preamble of this Agreement.

Exhibit A- Aircraft Make & Model: Raytheon Beecheraft King Air 200
Date of Manufacture	1984
Registration Number	N5NV
Aircraft Serial Number	13B1202
Total Time	5950
Landings	5400
Engines
Pratt & Whitney PTA		Engine # 1	Engine # 2
Serial Number		PCE93628	PCE93833
TSN		5,850	5,885
CSN		5300	5350
Avionics	Qty	Make	Model
Com Radios	2	Collins	VHF-22C
Nav Receivers	2	Collins	VIR-32
ADF Receivers	1	Collins	60A
DME Receivers	2	Collins	DME-42
Transponders	2	Collins	TDR-94D (Enhanced Mode S)
Radar Altimeter	2	Collins	339H-4
Weather Radar	1	Collins	WXR
Air Data System	2	Collins/Shadin Chelton	ADC-87A
Flight Management System	2	Chelton	Flight Logic
Auto Pilots	1	Collins	APC65
Long Range Nav Unit / GPS	2	Chelton	Flight Logic
EFIS	1	Chelton	Flight Logic
TCAS I /TCAS II	1	Skywatch	TRC 899
EMS (Flight Mgrnt System)	1	Chelton	Flight Logic
EGPWS	1	Chelton	Flight Logic
CVR (cockpit voice recorder)	1	Fairchild	A-100-A
Clocks	2	Davtron
ELT	1	406 MHz

Together with all of Seller’s right, title and interest to any and all spare parts, tools or equipment in Seller’s possession and control and specifically designed for use in the Aircraft.

Schedule 1.2A – IKAL DEBT

IKAL Debt means that loan amount granted to IKAL in the initial aggregate principal amount of US$1,224,329.58 (as may have been amended from time to time) and accrued interest pursuant to the Loan and Aircraft Security Agreement dated March 28, 2005 among IAL Leasing Ltd. (“IAL Leasing”) and Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Trustee of the IAL King Air Trust (“Wells Fargo”) and Fleet Capital Corporation, as lender, as amended by an Assignment, Assumption and Amendment of Loan Documents agreement dated February 9, 2007 among Banc of America Leasing & Capital, LLC, as lender, IKAL, IAL Leasing and Wells Fargo, with the principal balance reflected on the Balance Sheet of US$945,040.

Schedule 1.2B- 7/31/07 Balance Sheet

IAL King Air Limited
Closing Balance Sheet
As of July 31, 2007 (unaudited)

ASSETS

Cash [note 1)	7,783

Intercompany receivables - Flagstone entities [note 2)	147,000

Prepaid expenses [note 3]	23,990

King Air aircraft [note 4)	2,393,500

TOTAL ASSETS	$2,572,273

LIABILITIES

Accrued interest on Loan [note 5]	2,216

Fleet Loan - King Air [note 5]	945,040

Total Liabilities	$947,256

Purchase Price	$1,625,017

Notes to the Purchase Price Calculation

Note 1
Bank balance held with Bank of Butterfield

Note 2
Amount due by one of Flagstone’s wholly-owned subsidiary. Settled in August 2007.

Note 3
Aircraft insurance paid in advance and other prepaid annual maintenance contracts.

Note 4
Represents the average valuation from two independent appraisals. One estimated the value at $2.237 million and the other at $2.55 million.

Note 5
Due to Bank of America. Interest accrual represents interest due since last monthly payment made on July 19th.